                                                                   EXHIBIT 10.80


SCHEDULE TO MASTER LOAN AGREEMENT
                                                         [LOGO OF U.S. BANCORP]


                        MEADOW VALLEY CONTRACTORS, INC.
                                 P.O. B0X 60726
                          Phoenix, Arizona 85802-0726

$1,000,000.00      Effective Date December 30, 1998    LOAN TRANSACTION NUMBER


1. THIS SCHEDULE is made between Meadow Valley Contractors, Inc., as Debtor, and U.S. BANCORP LEASING & FINANCIAL (which, together with its successor and assigns, will be called the "Secured Party") pursuant to the Master Loan Agreement dated as of December 17, 1998 (the "Loan Agreement"), the terms of which (including the definitions) are incorporated herein. If any terms hereof are inconsistent with the terms of the Loan Agreement, the terms hereof shall prevail.

2. FOR VALUE RECEIVED, Debtor hereby promises to pay to the order of Secured Party the principal amount of One Million and 00/100 Dollars ($1,000,000.00) with interest on any outstanding principal balance at the rate(s) specified herein from the Effective Date hereof until this Schedule shall have been paid in full in accordance with the following payment schedule: 48 installments of $19,613.02 each, plus an estimated final payment of $227,153.98, including the entire amount of interest accrued on this Schedule at the time of payment of each installment. The first payment shall be due on February 1, 1999 and a like payment shall be due on the same day of each succeeding month thereafter until the entire principal and interest have been paid. At the time of the final installment hereon, all unpaid principal and interest shall be due and owing. Each payment shall be applied first to accrued and unpaid interest, and the balance to the outstanding principal hereof. As a result, such final installment may be substantially more or substantially less than the installments specified herein.

3. The Debtor promises to pay interest on the principal balance outstanding at a rate of 6.60 percent per annum.

4. The Debtor may prepay this Schedule, in whole or in part, by paying simultaneously with and in addition to the prepayment, a premium for such prepayment privilege equal to the specified percent of the amount prepaid in accordance with the following schedule: one (1) to thirty (30) months 1%, thirty-one (31) through forty-eight (48) months 0%. Additionally, the Debtor may prepay up to $150,000.00 annually without incurring a prepayment penalty. Notwithstanding the foregoing, payments made within 30 days of the date an installment is due which do not exceed the scheduled amount of such installment shall not be considered prepayments.

5. Each of Debtor, if more than one, and all other parties who at any time may be liable hereon in any capacity, hereby jointly and severally waive diligence, demand, presentment, presentment for payment, protest, notice of protest and notice of dishonor of this Schedule, and authorize the Secured Party, without notice, to grant extensions in the time of payment of and reductions in the rate of interest on any moneys owing on this Schedule.

6. The following property is hereby made Collateral for all purposes under the Loan Agreement:

    One (1) 1996 Remco Sandmax 9000 Impact Crusher, s/n 90S0496-174
    One (1) 1984 CAT 950E Loader, s/n 31R00591
    One (1) 1988 CAT 936E Loader, s/n 33Z3330
    One (1) 1987 International 4,000 gal Water Truck, s/n 1HTLKTVR2HH473124 One (1) 1987 International 4,000 gal Water Truck, s/n 1HTLKTVR8HH473127 One (1) 1985 Peterbilt 4,000 gal Water Truck, s/n 1XP4LA9X1FD185772
    One (1) 1993 Ford F-700 1,800 gal Water Truck, s/n 1FDPK74C8PVA37845 One (1) 1985 Peterbilt 4,000 gal Water Truck, s/n 1XP4LA9X9FN190650


                           ADDRESS FOR ALL NOTICES:
                    P.O. BOX 2177, 7659 S.W. Mohawk Street
                          Tualatin, Oregon 97062-2177

    One (1) 1995 International 2,200 gal Water Truck, s/n 1HTSDZ7R1MH312201 One (1) 1994 Ford LTN8000 4,000 gal Water Truck, s/n 1FDYW82EGRVA07118 One (1) CAT D-8L Dozer, s/n 53Y01797
    One (1) CAT 950B Loader, s/n 22Z01565
    One (1) CAT 966E Loader, s/n 99Y06390
    One (1) CAT 966F Loader, s/n 3XJ00607
    One (1) Case 580SK 4x4 Backhoe Hertz, s/n JJGO183417
    One (1) Case 580SK 4x4 Backhoe, s/n JJG01179261
    One (1) CAT RT100 Forklift, s/n 1GJ00919
    One (1) Grove 22 ton Crane, s/n 49581
    One (1) 1994 CAT 140G Blade, s/n 5MDO2761
    One (1) CMI SF550 Concrete Paver, s/n 5PD47

    Each of the above units are complete as equipped including, but not limited to, all attachments, accessories & replacements relating thereto.

7.  The Collateral hereunder shall be based at the following location(s):

    4411 S. 40th Street, Suite D-11
    Phoenix, Arizona 85040
    COUNTY: Maricopa

IN WITNESS WHEREOF, Debtor has executed this Schedule this 30th day of December, 1998.

                                       Meadow Valley Contractors, Inc.
                                       ------------------------------

                                       By: /s/ Gary W. Burnell
                                          ---------------------------
                                          Gary W. Burnell
                                          Vice President & Chief Financial
                                          Officer


                           ADDRESS FOR ALL NOTICES:
                   P. O. Box 2177, 7659 S. W. Mohawk Street
                          Tualatin, Oregon 97062-2377

MASTER LOAN AGREEMENT                                    [LOGO OF U.S. BANCORP]



1.0  PARTIES, COLLATERAL AND OBLIGATIONS

          1.1 This Agreement is dated as of December 17, 1998. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Meadow Valley Contractors, Inc. (hereinafter called "Debtor") with offices at P.O. Box 60726, Phoenix, Arizona 85040 intending to be legally bound, hereby promises to pay to U.S. BANCORP LEASING & FINANCIAL, an Oregon corporation having offices at P.O. Box 2177, 7659 S.W. Mohawk Street, Tualatin, Oregon 97062-2177 (hereinafter called "Secured Party"), any amounts set forth on any Schedule to Master Loan Agreement hereunder (the "Schedule(s)", all the terms of which are incorporated herein) and grants a security interest in and assigns, transfers and sets over to and to the successors and assigns thereof, the property specified in any Schedule hereunder wherever located, and any and all proceeds thereof, insurance recoveries, and all replacements, additions, accessions, accessories and substitutions thereto or therefor (hereinafter called the "Collateral"). The security interest granted hereby is to secure payment of any and all liabilities or obligations of Debtor to the Secured Party, matured or unmatured, direct or indirect, absolute or contingent, heretofore arising, now existing or hereafter arising, and whether under this Agreement or under any other writing between Debtor and Secured Party (all hereinafter called the "obligations" and/or the "liabilities").

          1.2 JOINT AND SEVERAL LIABILITY; PAYMENT TERMS. In the event there is more than one Debtor, all obligations shall be considered as joint and several obligations of all Debtors regardless of the source of Collateral or the particular Debtor with which the obligation originated. Interest shall be calculated on the basis of a 360-day year. All payments on any Schedule hereunder shall be made in lawful money of the United States at the post office address of the Secured Party or at such other place as the Secured Party may designate to Debtor in writing from time to time. In no event shall any Schedule hereunder be enforced in any way which permits Secured Party to collect interest in excess of the maximum lawful rate. Should interest collected exceed such rate, Secured Party shall refund such excess interest to Debtor. In such event, Debtor agrees that Secured Party shall not be subject to any penalties for contracting for or collecting interest in excess of the maximum lawful rate.

          1.3 LATE CHARGE. If any of the obligations remains overdue for more than ten (10) days, Debtor hereby agrees to pay on demand, as a late charge, an amount equal to the lesser of (i) five percent (5.0%) of each such overdue amount; or (ii) the maximum percentage of any such overdue amount permitted by applicable law as a late charge. Debtor agrees that the amount of such late charge represents a reasonable estimate of the cost to Secured Party of processing a delinquent payment and that the acceptance of any late charge shall not constitute a waiver of default with respect to the overdue amount or prevent Secured Party from exercising any other available rights and remedies.

2.0 WARRANTIES AND COVENANTS OF DEBTOR. DEBTOR HEREBY REPRESENTS, WARRANTS AND COVENANTS THAT:

          2.1 BUSINESS ORGANIZATION STATUS AND AUTHORITY. (i) Debtor is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business in all states and countries in which such qualification is necessary; (ii) Debtor has the lawful power and authority to own its assets and to conduct the business in which it is engaged; and to execute and comply with the provisions of this Agreement and any related documents; (iii) the execution and delivery of this Agreement and any related documents have been duly authorized by all necessary action; (iv) no authorization, consent, approval, license or exemption of, or filing or registration with, any or all of the owners of Debtor or any governmental entity was, is or will be necessary to the valid execution, delivery, performance or full enforceability of this Agreement and any related documents. Except as specifically disclosed to Secured Party, Debtor utilizes no trade names in the conduct of its business and/or has not changed its name within the past five years.

          2.2 MERGER: TRANSFER OF ASSETS. Debtor will not consolidate or merge with or into any other entity, liquidate or dissolve, distribute, sell, lease, transfer or dispose of all of its properties or assets or any substantial portion thereof other than in the ordinary course of its business, unless the Secured Party shall give its prior written consent, and the surviving, or successor entity or the transferee of such assets, as the case may be, shall assume, by a written instrument which is legal, valid and enforceable against such surviving or successor entity or transferee, all of the obligations of Debtor to Secured Party or any affiliate of Secured Party.

          2.3 NO VIOLATION OF COVENANTS OR LAWS. Debtor is not party to any agreement or subject to any restriction which materially and adversely affects its ability to perform its obligations under this Agreement and any related documents. The execution of and compliance with the terms of this Agreement and any related documents does not and will not (i) violate any provision of law, or (ii) conflict with or result in a breach of any order, injunction, or decree of any court or governmental authority or the formation documents of Debtor, or (iii) constitute or result in a default under any agreement, bond or indenture by which Debtor is bound or to which any of its property is subject or (iv) result in the imposition of any lien or encumbrance upon any of Debtor's assets, except for any liens created hereunder or under any related documents.

          2.4 ACCURATE INFORMATION. All financial information submitted to the Secured Party in regard to Debtor or any shareholder, officer director, member, or partner thereof, or any guarantor of any of the obligations thereof, was prepared in accordance with generally accepted accounting principles, consistently applied, and fairly and accurately depicts the financial position and results of operations of Debtor or such other person, as of the respective dates or for the respective periods, to which such information pertains. Debtor had good, valid and marketable title to all the properties and assets reflected as being owned by it on any balance sheets of Debtor submitted to Secured Party as of the dates thereof.

          2.5 JUDGMENTS; PENDING LEGAL ACTION. There are no judgments outstanding against Debtor, and there are no actions or proceedings pending or, to the best knowledge of Debtor, threatened against or affecting Debtor or any of its properties in any court or before any governmental entity which, if determined adversely to Debtor, would result in any material adverse change in the business, properties or assets, or in the condition, financial or otherwise, of Debtor or would materially and adversely affect the ability of Debtor to satisfy its obligations under this Agreement and any related documents.

                           ADDRESS FOR ALL NOTICES:
                    P.O. Box 2177, 7659 S.W. Mohawk Street
                          Tualatin, Oregon 97062-2177

          2.6 NO BREACH OF OTHER AGREEMENTS; COMPLIANCE WITH APPLICABLE LAWS. Debtor is not in breach of or in default under any loan agreement, indenture, bond, note or other evidence of indebtedness, or any other material agreement or any court order, injunction or decree or any lien, statute, rule or regulation. The operations of Debtor comply with all laws, ordinances and governmental rules and regulations applicable to them. Debtor has filed all Federal, state and municipal income tax returns which are required to be filed and has paid all taxes as shown on said returns and on all assessments billed to it to the extent that such taxes or assessments have become due. Debtor does not know of any other proposed tax assessment against it or of any basis for one.

          2.7 SALE PROHIBITED. Debtor will not sell, dispose of or offer to sell or otherwise transfer the Collateral or any interest therein without the prior written consent of Secured Party.

          2.8 LOCATION OF COLLATERAL. The Collateral will be primarily based at the location(s) shown on the Schedule(s) hereunder and Debtor will promptly notify Secured Party of any change in its chief executive office location(s).

          2.9 COLLATERAL NOT A FIXTURE. The Collateral in not attached, and Debtor will not permit the Collateral to become attached, to real estate in such a way that it would be considered part of the realty or designated a "fixture." Notwithstanding any presumption of applicable law, and irrespective of any manner of attachment, the Collateral shall not be deemed real property but shall retain its character as personal property. However, Debtor will at the option of Secured Party furnish the latter with a waiver or waivers in recordable form, signed by all persons having an interest in the real estate, of any interest in the Collateral which is or might be deemed to be prior to Secured Party's interest.

          2.10 PERFECTION OF SECURITY INTEREST. Except for (i) the security interest granted hereby and (ii) any other security interest previously disclosed by Debtor to Secured Party in writing, Debtor is the owner of the Collateral free from any adverse lien, security interest or encumbrance. Debtor will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein. Except as previously disclosed in writing to Secured Party, no financing statement covering any Collateral or any proceeds thereof is on file in any public office. At the request of Secured Party, Debtor will execute, acknowledge and deliver to Secured Party in recordable or fileable form, any document or instrument required by Secured Party to further the purposes of this Agreement, or to perfect its interest in the Collateral or to maintain such perfected interest in full force an effect, including (without limitation) any fixture filings and financing statements and any amendments and continuation statements thereto pursuant to the Uniform Commercial Code, in form satisfactory to Secured Party, and will pay the cost of filing the same or filing or recording this Agreement in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable. Debtor hereby agrees that this Agreement shall be and constitute a financing statement for purposes of the Uniform Commercial Code.

          2.11 INSURANCE. Unless otherwise agreed, Debtor will have and maintain insurance from financially sound carriers at times with respect to all Collateral against risks of the fire (including so-called extended coverage), theft, collision, flood, earthquake, "mysterious disappearance" and such other risks as Secured Party may require, containing such terms, in such form, for such periods and written by such companies as my be satisfactory to Secured Party; each insurance policy shall name Secured Party as loss payee and shall be payable to Secured Party and Debtor as their interests may appear, all policies of insurance shall provide for ten days' written minimum cancellation notice to Secured Party; Debtor shall furnish Secured Party with certificates or other evidence satisfactory to Secured Party of compliance with the foregoing insurance provisions.

          2.12 USE OF THE COLLATERAL. Debtor will use the Collateral for business purposes only and operate it by qualified personnel in accordance with applicable manufacturers' manuals. Debtor will keep the Collateral free from any adverse lien or encumbrance and in good working order, condition and repair and will not waste or destroy the Collateral or any part thereof: Debtor will keep the Collateral appropriately protected from the elements, and will furnish all required parts and servicing (including any contract service necessary to maintain the benefit of any warranty of the manufacturer); Debtor will not use the Collateral in violation of any statute, ordinance, regulation or order, and Secured Party may examine and inspect the Collateral and any and all books and records of Debtor during business hours at any time; such right of inspection shall include the right to copy Debtor's books and records and to converse with Debtor's officers, employees, agents, and independent accountants.

          2.13 TAXES AND ASSESSMENTS. Debtor will pay promptly when due all taxes, assessments, levies, imposts, duties and charges, of any kind or nature, imposed upon the Collateral or for its use or operation or upon this Agreement or upon any instruments evidencing the obligations.

          2.14 FINANCIAL STATEMENTS. Debtor shall furnish Secured Party within ninety (90) days after the close of each fiscal year of Debtor, its financial statements (including without limitation, a balance sheet, a statement of income and surplus account and a statement of changes in financial position) for the immediately preceding fiscal year, setting forth the corresponding figures for the prior fiscal year in comparative form, all in reasonable detail without any qualification or exception deemed material by Secured Party. Such financial statements shall be prepared at least as a review by Debtor's independent certified accountants and, if prepared as an audit, shall be certified by such accountants. Debtor shall also furnish Secured Party with any other financial information deemed necessary by Secured Party. Each financial statement submitted by Debtor to Secured Party shall be accompanied by a certificate signed by the chief executive officer, the chief operating officer or the chief financial officer of Debtor, certifying that (i) such financial statement was prepared in accordance with generally accepted accounting principles consistently applied and fairly and accurately presents the Debtor's financial condition and results of operations for the period to which it pertains, and (ii) no event of default has occurred under this Agreement during the period to which such financial statement pertains.

30.  EVENTS OF DEFAULT

          3.1 The following shall be considered events of default: (i) failure on the part of Debtor to promptly perform in complete accordance with its representations, warranties and covenants made in this Agreement or in any other agreement with Secured Party, including, but not limited to, the payment of any liability, with interest, when due, or default by Debtor under the provisions of any other material agreement to which Debtor is party.(ii)the death of Debtor if an individual or the dissolution of Debtor if a business organization; (iii) the filing of any petition or complaint under the Federal Bankruptcy Code or other federal or state acts of similar nature, by or against Debtor, or an assignment for the benefit of creditors by Debtor; (iv) an application for or the appointment of a Receiver, Trustee or Conservator, voluntary or involuntary, by or against Debtor or for any substantial assets of Debtor; (v) insolvency of Debtor under either the Federal Bankruptcy Code or applicable principles of equity; (vi) entry of judgment, issuance of any garnishment or attachment, or filing of any lien, claim or government

                           ADDRESS FOR ALL NOTICES:
                    P.O Box 2177, 7659 S.W. Mohawk Street
                          Tualatin, Oregon 97062-2177
     attachment against the Collateral or which, in Secured party's sole discretion, might impair the Collateral; (vii) the determination by Secured Party that a material misrepresentation of fact has been made by Debtor in this Agreement or in any writing supplementary or ancillary hereto; (viii) a determination by Secured Party that Debtor has suffered a material adverse change in its financial condition, business or operations from the date of this Agreement, or (ix) bankruptcy, insolvency, termination, death, dissolution or default of any guarantor for Debtor.

4.0  REMEDIES

          4.1 Upon the happening of any event of default which is not cured within ten (10) days, or at any time thereafter, (i) all liabilities of Debtor shall, at the option of Secured Party, become immediately due and payable; (ii) Secured Party shall have and may exercise all of the rights and remedies granted to a secured party under the Uniform Commercial Code;
     (iii) Secured Party shall have the right, immediately, and without notice or other action, to set-off against any of Debtor's liabilities to Secured Party any money owed by Secured Party in any capacity to Debtor, whether or not due, and Secured Party shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such default event though actual book entries may be made at some time subsequent thereto; (iv) Secured Party may proceed with or without judicial process to take possession of all or any part of the Collateral; Debtor agrees that upon receipt of notice of Secured Party's intention to take possession of all or any part of said Collateral, Debtor will do everything necessary to make same available to Secured Party (including, without limitation, assembling the Collateral and making it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Debtor and Secured Party); and so long as Secured Party acts in a commercially reasonable manner, Debtor agrees to assign, transfer and deliver at any time the whole or any portion of the Collateral or any rights or interest therein in accordance with the Uniform Commercial Code and without limiting the scope of Secured Party's rights thereunder;
     (v) Secured Party may sell the Collateral at public or private sale or in any other commercially reasonable manner and, at the option of Secured Party, in bulk or in parcels and with or without having the Collateral at the sale or other disposition, and Debtor agrees that in case of sale or other disposition of the Collateral, or any portion thereof, Secured Party shall apply all proceeds first to all costs and expenses of disposition, including attorneys' fees, and then to Debtor's obligations to Secured Party; (vi) Secured Party may elect to retain the Collateral or any part thereof in satisfaction of all sums due from Debtor upon notice to Debtor and any other party as may be required by the Uniform Commercial Code. All remedies provided in this paragraph shall be cumulative. Secured Party may exercise any one or more of such remedies in addition to any and all other remedies Secured Party may have under any applicable law or in equity.

          4.2 EXPENSES; DISPOSITION. Upon default, all amounts due and to become due hereunder shall, without notice, bear interest at the lesser of
     (i) fifteen percent (15%) per annum or (ii) the maximum rate per annum which Secured Party is permitted by law to charge from the date such amounts are due until paid. Debtor shall pay all reasonable expenses of realizing upon the Collateral hereunder upon default and collecting all liabilities of Debtor to Secured Party, which reasonable expenses shall include attorneys' fees, whether or not litigation is commenced and whether incurred at trial, on appeal, or in any other proceeding. Any notification of a sale or other disposition of Collateral or of other action by Secured Party required to be given by Secured Party, will be sufficient if given personally, mailed, or delivered by facsimile machine or overnight carrier not less than five (5) days prior to the day on which such sale or other disposition will be made or action taken, and such notification shall be deemed reasonable notice.

5.0  MISCELLANEOUS

          5.1 NO IMPLIED WAIVERS; ENTIRE AGREEMENT. The waiver by Secured Party of any default hereunder or of any provisions hereof shall not discharge any party hereto from liability hereunder and such waiver shall be limited to the particular event of default and shall not operate as a waiver of any subsequent default. This Agreement and any Schedule hereunder are non-cancelable. No modification of this Agreement or waiver of any right of Secured Party hereunder shall be valid unless in writing and signed by an authorized officer of Secured Party. No failure on the part of Secured Party to exercise, or delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The provisions of this Agreement and the rights and remedies granted to Secured Party herein shall be in addition to, and not in limitation of those of any other agreement with Secured Party or any other evidence of any liability held by Secured Party. This Agreement and any Schedule hereunder (a "Transaction") embody the entire agreement between the parties and supersede all prior agreements and understandings relating to the same subject matter, except in any case where the Secured Party takes an assignment from a vendor of its security interest in the same Collateral, in which case the terms of the Transaction shall be incorporated into the assigned agreement and shall prevail over any inconsistent terms therein but shall not be construed to create a new contract.

          5.2 CHOICE OF LAW. This Agreement and the rights of the parties hereto shall be governed by applicable Federal law and the laws of the State of Oregon. Any action arising out of this Agreement may be litigated under the laws of Oregon and submitted to the jurisdiction of Oregon, and that service of process of certified mail, return receipt requested, will be sufficient to confer personal jurisdiction over the Debtor. SECURED PARTY AND DEBTOR EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING FROM OR RELATED TO THIS AGREEMENT.

          5.3 PROTECTION OF THE COLLATERAL. At its option, Secured Party may discharge taxes, liens or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party on demand for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorization. Any payments made by Secured Party shall be immediately due and payable by Debtor and shall bear interest at the rate of fifteen percent (15%) per annum. Until default, Debtor may retain possession of the Collateral and use it in any lawful manner not inconsistent with the provisions of this Agreement and any other agreement between Debtor and Secured Party, and not inconsistent with any policy of insurance thereon.

          5.4 BINDING AGREEMENT; TIME OF THE ESSENCE. This Agreement shall take effect as a sealed instrument and shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors, and assigns. Time is of the essence with respect to the performance of Debtors' obligations under this Agreement and any other agreement between Debtor and Secured Party.

          5.5 ENFORCEABILITY. Any term, clause or provision of this Agreement or of any evidence of indebtedness from Debtor to Secured Party which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of each prohibition or unenforceability without invalidating the remaining terms or clauses of such provision or the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not

                              ADDRESS FOR ALL NOTICES:
                       P.O. BOX 2177, 7659 S.W. Mohawk Street
                             Tualarin, Oregon 97062-2177
     invalidate or render unenforceable such term, clause or provision in any other jurisdiction.

          5.6 NOTICES. Any notices or demands required to be given herein shall be given to the parties in writing by United States first class mail (express, certified or otherwise) at the addresses set forth on page 1 of this Agreement or to such other addresses as the parties may hereafter substitute by written notice given in the manner prescribed in this paragraph.

          5.7 ADDITIONAL SECURITY. If there shall be any other collateral for any of the obligations, or for the obligations of any guarantor thereof, Secured Party may proceed against and/or enforce any or all of the Collateral and such collateral in whatever order it may, in its sole discretion, deem appropriate. Any amount(s) received by Secured Party from whatever source and applied by it to any of the obligations shall be applied in such order of application as Secured Party shall from time to time, in its sole discretion, elect.

6.0  ASSIGNMENT

          6.1 SECURED PARTY MAY SELL OR ASSIGN ANY AND ALL RIGHT, TITLE AND INTEREST IT HAS IN THE COLLATERAL AND/OR ARISING UNDER THIS AGREEMENT. DEBTOR SHALL, UPON THE DIRECTION OF SECURED PARTY: 1) EXECUTE ALL DOCUMENTS NECESSARY TO EFFECTUATE SUCH ASSIGNMENT AND, 2) PAY DIRECTLY AND PROMPTLY TO SECURED PARTY'S ASSIGNEE WITHOUT ABATEMENT, DEDUCTION OR SET-OFF, ALL AMOUNTS WHICH HAVE BECOME DUE UNDER THE ASSIGNED AGREEMENTS. SECURED PARTY'S ASSIGNEE SHALL HAVE ANY AND ALL RIGHTS, IMMUNITIES AND DISCRETION OF SECURED PARTY HEREUNDER AND SHALL BE ENTITLED TO EXERCISE ANY REMEDIES OF SECURED PARTY HEREUNDER. ALL REFERENCES HEREIN TO SECURED PARTY SHALL INCLUDE SECURED PARTY'S ASSIGNEE (EXCEPT THAT SAID ASSIGNEE SHALL NOT BE CHARGEABLE WITH ANY OBLIGATIONS OR LIABILITIES HEREUNDER OR IN RESPECT HEREOF). DEBTOR WILL NOT ASSERT AGAINST SECURED PARTY'S ASSIGNEE ANY DEFENSE, COUNTERCLAIM OR SET-OFF WHICH DEBTOR MAY HAVE AGAINST SECURED PARTY.

          6.2 DEBTOR SHALL NOT ASSIGN OR IN ANY WAY DISPOSE OF ALL, OR ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT OR ENTER INTO ANY AGREEMENT REGARDING OF ALL OR ANY PART OF THE COLLATERAL WITHOUT THE PRIOR WRITTEN CONSENT OF SECURED PARTY WHICH SHALL NOT BE UNREASONABLY WITHHELD. IN CONNECTION WITH THE GRANTING OF SUCH CONSENT AND THE PREPARATION OF NECESSARY DOCUMENTATION, A FEE SHALL BE ASSESSED EQUAL TO ONE PERCENT (1%) OF THE TOTAL REMAINING BALANCE THEN DUE HEREUNDER.

     NOTWITHSTANDING THE ABOVE, THE FEE FOR ANY SUBSTITUTION OF ANY PART OF THE COLLATERAL SHALL BE $500 FOR EACH SUBSTITUTION AFTER THE FIRST ONE (FOR WHICH THERE SHALL BE NO FEE), SECURED PARTY'S PRIOR WRITTEN CONSENT (WHICH SHALL NOT BE UNREASONABLY WITHHELD) SHALL BE REQUIRED FOR EACH SUBSTITUTION.

7.0  POWER OF ATTORNEY

          7.1 Secured Party is hereby appointed Debtor's attorney-in-fact to sign Debtor's name and to make non-material amendments (including completing and conforming the description of the Collateral) on any document in connection with this Agreement (including any financing statement) and to obtain, adjust, settle, and cancel any insurance required by this Agreement and to endorse any drafts in connection with such insurance.

8.0  NOTICE

          8.1  Under Oregon law, most agreements, promises and commitments made
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     by Debtor, after October 3, 1989, concerning loans and other credit
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     extensions which are not for personal, family or household purposes or
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     secured solely by the Debtor's residence must be in writing, express
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     consideration and be signed by Debtor to be enforceable.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the 30 day of December, 1998.

U.S. BANCORP LEASING & FINANCIAL                MEADOW VALLEY CONTRACTORS, INC.
                                                [DEBTOR]


By: ____________________________                By: /s/ Gary W. Burnell
    An authorized officer thereof                    --------------------------
                                                   Gary W. Burnell
                                                   Vice President & Chief
                                                    Financial Officer

                               ADDRESS FOR ALL NOTICES:
                      P.O. Box 2177, 7659 S. W. Mohawk Street
                            Tualatin, Oregon 97062-2177